UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 4, 2007

MICHAELS STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09338	75-1943604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas  75063

P.O. Box 619566

DFW, Texas  75261-9566

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On June 4, 2007, Michaels Stores, Inc. (the “Company”) announced that Brian C. Cornell was appointed to the position of Chief Executive Officer of the Company.

Prior to joining the Company, Mr. Cornell (age 48) served as Executive Vice President and Chief Marketing Officer of Safeway Inc. (food and drug retailer) since April 2004.  In this role, Mr. Cornell was responsible for Safeway’s merchandising, marketing, manufacturing, supply chain and on-line business.  Prior to joining Safeway, Mr. Cornell served as President of Pepsi Cola North America’s (“PCNA”) Food Services Division and Senior Vice President of Sales for PCNA, a role he assumed in March 2003.  Prior to joining PCNA, Mr. Cornell was Regional President of PepsiCo Beverages International’s European business and President of Tropicana Products International based in Belgium. Mr. Cornell joined PepsiCo, Inc. when it acquired Tropicana from the Seagram Company in 1998. Mr. Cornell serves as a director of OfficeMax, Inc. (business and retail office products distribution).

The Company and Mr. Cornell entered into an employment agreement dated June 4, 2007.  Pursuant to the employment agreement, Mr. Cornell will receive an annual base salary of $1,000,000, subject to increase by the Board of Directors.  Mr. Cornell will be eligible to earn an annual incentive bonus at a target of 100% of his annual base salary, and a maximum bonus potential of 200% of his annual base salary, based on performance criteria established by the Board of Directors for each fiscal year during his employment.  Upon commencement of employment, Mr. Cornell will receive a cash award of $2.5 million, a restricted stock award of 133,333 shares of common stock that will vest 50% on each of the first and second anniversaries of the date of grant (vesting would accelerate in the event of Mr. Cornell’s death or disability), and an option to purchase 2,270,966 shares of common stock which is divided into six tranches with exercise prices ranging from $15.00 per share to $52.50 per share, each tranche vesting 20% on each of the first five anniversaries of February 16, 2007.

Pursuant to the employment agreement, if Mr. Cornell’s employment is terminated by the Company without cause or by Mr. Cornell for good reason, then, for the two year period following the date of termination, he would be entitled to receive a severance benefit equal to (i) his base salary at the rate in effect on the date of termination, (ii) the amount of his annual target bonus for the year of termination and (iii) continued medical benefits.

No arrangement or understanding exists between Mr. Cornell and any other person pursuant to which Mr. Cornell was selected as an officer of the Company.

There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company and Mr. Cornell.  In addition, except for execution of the employment agreement, since the beginning of the Company’s last fiscal year, there has been no transaction (or series of transactions), and there is no currently proposed transaction (or series of transactions), to which the Company was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Cornell or any member of his immediate family had or will have a direct or indirect material interest.

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Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Michaels Stores, Inc., dated June 4, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAELS STORES, INC.

	By:	/s/ Jeffrey N. Boyer
Jeffrey N. Boyer
President and Chief Financial Officer

Date: June 4, 2007

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of Michaels Stores, Inc., dated June 4, 2007